Exhibit 10-17



                                PROMISSORY NOTE

$4,700,000.00
                                                           Rochester, New York
                                                      Dated: December 31, 1997


     FOR VALUE RECEIVED, Erie Hotel LLC, a New York limited liability company with an office for the transaction of business located at 100 Corporate Woods, Rochester, New York 14623 (the "BORROWER") promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association, with its principal office and place of business at 50 Fountain Plaza, Buffalo, New York 14202 ("KEY BANK") the principal sum of Four Million Seven Hundred Thousand and 00/100 ($4,700,000.00) Dollars or so much thereof as may be advanced from time to time in accordance with the terms of a building loan agreement dated on even date herewith (the "Building Loan Agreement"), with interest on the unpaid principal balance of such amount from the date of this Note or such advance, as the case may be, at the Interest Rate (hereinafter defined). This Note evidences a loan (the "Loan") made, or so much thereof as may be made, by Key Bank to Borrower, in the principal amount hereof, and is secured by (a) an open-end mortgage and security agreement from Borrower to Key Bank dated on even date herewith in the amount of $4,700,000.00 (the "Mortgage") which creates a first lien on certain real property located in the Township of Summit, Erie County, Commonwealth of Pennsylvania (the "Real Property"); which, together with financing statements executed in conjunction therewith (the "Financing Statements"), creates a first lien security interest in certain personal property (the "Personal Property") more particularly described in the Mortgage; (b) an assignment of rents and leases dated on even date herewith from Borrower to Key Bank (the "Assignment") which will conditionally assign all rents and absolutely assign all leases applicable to the Real Property to Key Bank; (c) the irrevocable, unconditional, guaranty of payment by Essex Partners Inc. (the "Guarantor") of the Loan set forth in a guaranty of payment dated on even date herewith from the Guarantor to Key Bank (the "Guaranty"); and (d) such other security as may now or hereafter be given to Key Bank by Borrower as collateral for the Loan (the Building Loan Agreement, the Mortgage, the Financing Statements, the Assignment, the Guaranty, this Note and such other documents evidencing such other security which may hereafter be given as further security for, or in connection with, the Loan, being hereinafter collectively referred to as the "Loan Documents").


                                        I

                                   DEFINITIONS

     Except as otherwise defined herein, capitalized terms used herein shall have the following definitions:

     "ADVANCE" shall mean each advance of Loan proceeds by Key Bank to the Borrower, each of which will be treated separately for purposes of computing interest and each of which will accrue interest at the Interest Rate selected by Borrower.

     "DEFAULT INTEREST RATE" shall mean the applicable Interest Rate plus four (4.0%) percent per annum.

     "ELECTION NOTICE" shall mean the Advance and Interest Rate Election Notice which may be used by the Borrower when the Borrower is seeking an Advance, said Election Notice to be in the form of Exhibit "A" attached hereto and when delivered, to have been completed by the Borrower to indicate an Advance amount and an Interest Rate.

     "INTEREST RATE" shall mean the rate of interest (rounded up to the nearest one-eighth (1/8%) percent) to be calculated hereunder and paid by Borrower on any outstanding principal due under this Note and shall be at the LIBOR Rate.

     "INTEREST RATE ELECTION PERIOD" shall mean the time period selected by the Borrower during which interest is to ACCRUE on an Advance at the LIBOR Rate. An Interest Rate Election Period shall be a term of 30, 60 or 90 days (or, if this Note is dated on other than the first day of a month, for the first Interest Rate Election Period only, the time period between the date of this Note and the last day of the month in which this Note is dated, inclusive). In no event shall any Interest Rate Election Period extend beyond the Maturity Date of the Loan.

     "LIBOR" shall mean the rate designated under the heading "LONDON INTERBANK OFFERED RATES" in the "Money Rates" column as published in The Wall Street
Journal two days prior to the date of the LIBOR Advance for which a LIBOR Rate is being calculated

     "LIBOR  ADVANCE"  shall mean any Advance  that bears  interest at the LIBOR
Rate.

     "LIBOR RATE" shall mean a fixed rate equal to 30, 60 or 90 day LIBOR, as applicable, plus two and one-quarter (2.25%) percent.

     "MATURITY DATE" shall mean December 31, 1998.


                                       II

                                    INTEREST

     (a) COMPUTATION OF INTEREST. Interest on the outstanding principal balance of this Note shall be computed on the basis of "a 360-day year for the actual number of days elapsed" (such phrase, as used throughout this Note, shall mean that in computing interest for the subject period, the interest rate shall be multiplied by a fraction, the denominator of which is 360 and the numerator of which is the actual number of days elapsed from the date of the first disbursement of the Loan or the date of the preceding interest and/or principal due date, as the case may be, to the date of the next interest and/or principal due date). Interest shall accrue until the Loan is repaid.

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     (b) INTEREST RATE CHANGE PROCEDURES.  The LIGBOR Rate calculated  hereunder for the Interest Rate Election Period shall remain constant for the Interest Rate Election Period.

     (c) IMPLEMENTATION OF DEFAULT INTEREST RATE. Upon the occurrence and during the continuance of an Event of Default (hereinbelow defined), the computation of interest under this Note shall immediately and without further action by Key Bank be based upon the Default Interest Rate.


                                       III

                  PROCEDURES FOR ADVANCES AND ELECTION NOTICES

     (a) ADVANCES. Provided that no Event of Default (hereinafter defined) and no event which but for the passage of time, the giving of notice or both would constitute an Event of Default, has occurred, and further provided that Borrower has met all conditions to an Advance set forth in any other Loan Document, Advances shall be made available to the Borrower from time to time in the manner set forth in this Article and information with regard to any Advance shall be recorded and maintained by Key Bank in its internal records and such records shall be conclusive as to the information set forth therein, absent manifest error.

     (b) PROCEDURE FOR ADVANCES AND ELECTION NOTICES. Borrower may obtain an Advance by delivering an Election Notice signed by any one of the Authorized Individuals on the Schedule of Authorized Individuals attached hereto as Exhibit "B" setting forth the amount of the Advance requested and indicating an Interest Rate Election Period (which must terminate no later than the Maturity Date) for such LIBOR Advance. The Interest Rate as determined in accordance with the terms of this Note at the beginning of the Interest Rate Election Period shall remain in effect until expiration of the Interest Rate Election Period chosen by the Borrower for that LIBOR Advance. Prior to the end of each Interest Rate Election Period, if Borrower will not be repaying the amount of the Advance remaining unpaid, Borrower shall provide an Election Notice designating a new Interest Rate Election Period. If Borrower fails to provide the Election Notice to Key Bank prior to the expiration of any Interest Rate Election Period, and does not repay the Advance, interest shall accrue on that Advance at the Interest Rate applicable to an Interest Rate Election Period having a term of 30 days, until the Borrower delivers an Election Notice. Any Advance shall be deposited by Key Bank in an account to be opened for that purpose with Key Bank (the "Advance Account") and the deposit of any Advance in the Advance Account by Key Bank shall be conclusive as to the receipt of said Advance by Borrower and Borrower will be responsible for repaying any Advance so made pursuant to the terms of this Note.

     (c) ADVANCES BY KEY BANK. Key Bank may make Advances pursuant to the terms hereof, for the purpose of paying any sums which have become due and payable hereunder or under any other Loan Document. Any such Advance shall bear interest at the Interest Rate.

                                       IV

                            LIBOR RESERVE REOUIREMENT

     If because of the introduction of or any change in or because of any judicial, administrative or other governmental interpretation of any law or regulation, there shall be any increase in the cost to Key Bank of making, funding, maintaining or allocating capital to any LIBOR Advance, then Borrower shall from time to time upon demand by Key Bank pay Key Bank additional moneys sufficient to compensate Key Bank for such increased cost.


                                        V

                       PAYMENT OF PRINCIEPAL AND INTEREST

     (a) PERIODIC PAYMENTS. Borrower shall pay interest at the applicable Interest Rate on the sums advanced under the Building Loan Agreement beginning on the first day of February, 1998 and continuing on the first day of each month thereafter until the Maturity Date (or such earlier date in the event Key Bank accelerates Borrower's obligations hereunder), at which time, any accrued and unpaid interest and principal must be paid.


                                       VI

                               GENERAL CONDITIONS

     (a) METHOD OF PAYMENT. All payments under this Note are payable at 50 Fountain Plaza, Buffalo, New York 14202, or at such other place as Key Bank shall notify Borrower in writing. Key Bank reserves the right to require any payment on this Note, whether such payment is of a regular installment or represents a prepayment, to be by wired federal funds or other immediately available funds or to be paid at a place other than the above address.

     (b) APPLICATION OF PAYMENTS RECEIVED. Except as may otherwise be provided in this Note, all payments received by Key Bank on this Note shall be applied by Key Bank to any unpaid Late Payment Charges (hereinbelow defined), accrued and unpaid interest then due and owing and the reduction of principal of this Note, in such order and in such amounts as Key Bank may determine from time to time. Sums applied to LIBOR Advances shall be applied first to those LIBOR Advances having Interest Rate Election Periods which are next to expire in chronological order.

     (c) LATE PAYMENT CHARGES. If Borrower fails to pay any amount of principal and/or interest on this Note (other than the payment due on the Maturity Date, however, with regard to that payment, same must be made within 30 days, or the Late Payment Charge will apply) for ten (1O) days after such payment becomes due, whether by acceleration or otherwise, Key Bank may, at its option, whether immediately or at the time of final payment of the amounts evidenced by this Note, impose a late payment charge (the "Late Payment Charge") computed by multiplying the amount of each past due payment by four (4%) percent. Until any and all Late Payment Charges are paid in full, the amount thereof shall be added to the indebtedness secured by any of the Loan Documents. The Late Payment Charge is not a penalty and is deemed to be liquidated damages for the purpose of compensating Key Bank for the difficulty in computing the actual amount of damages incurred by Key Bank as a result of the late payment by Borrower.

     (d) PREPAYMENT. The principal balance may be prepaid in whole or in part, at any time without premium or penalty.

     In the event Key Bank receives partial prepayments, or in the event that Key Bank shall receive proceeds of condemnation or insurance proceeds for application against the Loan, such prepayments and proceeds shall be applied to installments of principal in the inverse order of maturity.

     (e) REFUSAL TO MAKE FURTHER ADVANCES, ACCELERATION AND DEFAULT. If

         (1) Borrower fails to pay any sum due on this Note within ten (10) days of the date the same is due; or

         (2) Borrower shall fail to perform any other covenant, obligation or agreement required to be performed by Borrower under this Note, for ten
     (10) days after Key Bank has given written notice of such failure to Borrower; or

         (3) Any warranty or representation made or given by Borrower or any financial or other statement submitted by or on behalf of Borrower, or any Guarantor in any instrument furnished in compliance with or in reference to this Note or the Loan Documents should be false or misleading in any material respect; or

         (4) Borrower or any Guarantor shall generally not be paying debts as they become due or file a petition or seek relief under or take advantage of any insolvency law; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of Borrower or any Guarantor or of the whole or substantially all of Borrower's or any Guarantor's property or of any collateral pledged as security for this Note; or if Borrower or any Guarantor shall file a petition or an answer to a petition under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or file a petition or seek relief under or take advantage of any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof, or

         (5) A Court of competent jurisdiction shall enter an order, judgment or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of Borrower or any Guarantor or of the whole or substantially all of Borrower's or any Guarantor's property, or any portion of the collateral pledged as security for this Note, or enter an order for relief against Borrower or any Guarantor in any case commenced under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or grant relief under any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof and the same is not stayed or discharged within sixty (60) days of entry; or

         (6) Under the provisions of any law for the relief or aid of debtors, a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator shall assume custody or control or take possession from Borrower or any Guarantor of all or substantially all of Borrower's or any Guarantor's property or any portion of any collateral pledged as security for this Note; or

         (7) There is commenced against Borrower or any Guarantor any proceeding for any of the foregoing relief or if a petition is filed against Borrower or any Guarantor under any chapter of the Bankruptcy Reform Act of 1978, as amended (or any successor statute thereto), or under any other similar law or statute of the United States of America, any state thereof, or any foreign country or subdivision thereof, and such proceeding or petition remains undismissed for a period of sixty (60) days or if Borrower or any Guarantor by any act indicates consent to, approval of or acquiescence in any such proceeding or petition; or

         (8) Key Bank receives a notice to creditors with regard to a bulk transfer by Borrower or any Guarantor pursuant to Article VI of the Uniform Commercial Code or if the Borrower shall dissolve, terminate its existence, fail, cease normal business operation or otherwise discontinue its existence; or

         (9) Borrower or any Guarantor fails to comply with any of the provisions set forth in the commitment letter from Key Bank dated December 3, 1997, it being understood that the terms of said commitment letter are hereby incorporated in this Note and, to the extent that any of the terms of the commitment letter are in conflict with the terms of this Note, the terms of this Note shall prevail; or

         (10) An "Event of Default", as said term is defined in any other Loan Documents, shall have occurred; or

         (11) Borrower fails to comply with the terms of or an "event of default" occurs under any other loan transaction or credit arrangement of any kind with Key Bank;

then, and in any such event (an "Event of Default"), Key Bank may, at its option, refuse to make any further Advances, refuse to permit the renewal of any LIBOR Advance and declare the entire unpaid balance of this Note together with interest accrued thereon and any other sums due hereunder or under the Loan Documents, to be immediately due and payable and Key Bank may proceed to exercise any rights or remedies that it may have under this Note or any other Loan Documents, or such other rights and remedies which Key Bank may have at law, equity or otherwise. In the event of such acceleration, Borrower may discharge its obligations to Key Bank by paying:

       (i) the unpaid principal balance hereof as at the date of such payment, plus

      (ii) accrued interest computed in the manner set forth above, plus

     (iii) any Late Payment Charge computed in the manner set forth above, plus

      (iv) any other sum due and owing Key Bank under this Note or any other Loan Document.

     (f) COSTS AND EXPENSES ON DEFAULT. After the occurrence of an Event of Default, in addition to principal, interest, any Late Payment Charge and any Prepayment Penalty, Key Bank shall be entitled to collect all costs of collection, including, but not limited to, reasonable attorneys' fees, incurred in connection with the protection or realization of collateral or in connection with any of Key Bank's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand and until paid shall also be secured by the Loan Documents and by all other collateral held by Key Bank as security for Borrower's obligations to Key Bank.

     (g) NO WAIVER BY KEY BANK. No failure by any Guarantor of the Loan to make any payments shall be deemed a waiver or release of Borrower's obligations hereunder. No failure on the part of Key Bank or other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future default or of any other default. No failure to accelerate the Loan evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or as a reinstatement of the Loan evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which Key Bank may have, whether by the laws of the state governing this Note, by agreement or otherwise; and Borrower and each endorser or Guarantor hereby expressly waive the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

     (h)  FINANCIAL  INFORMATION.  Borrower  will  advise  Lender in  writing if
Borrower operates on other than a calendar year basis. Borrower will at all times keep proper books of record and account in which full, true and correct entries shall be made in accordance with generally accepted accounting principles and will deliver to Key Bank, within one hundred fifty (150) days after the end of each fiscal year of Borrower, a copy of the annual financial statements of Borrower relating to such fiscal year, such statements to include
(i) the balance sheet of Borrower as at the end of such fiscal year and (ii) the related income statement, statement of retained earnings and statement of changes in the financial position of Borrower for such fiscal year, prepared by such certified public accountants as may be reasonably satisfactory to Key Bank. Borrower also agrees

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to deliver to Key Bank from time to time, such other financial information with respect to Borrower as Key Bank may request.

     Borrower shall pay Key Bank a default charge equal to $500.00 for each month or part thereof during which Borrower has failed to provide any of the financial statements required pursuant to this subsection. Any amounts due hereunder shall be payable after ten (10) day prior written notice to Borrower and failure of Borrower to remedy such failure within said ten (10) day period and Key Bank's rights under this subsection shall be in addition to any other rights it may have based upon Borrower's failure to period including without limitation, the right to accelerate Borrower's obligation to repay the Loan as provided herein.

     (i) WAIVER BY BORROWER. Borrower and each endorser or Guarantor of this Note hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code of 1978, both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof

     (j) COMPLIANCE WITH USURY LAWS. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to this Note. All agreements between Borrower and Key Bank, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Key Bank or the holder hereof, or collected by Key Bank or such holder, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in any of the Loan Documents, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Key Bank or other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the Loan evidenced hereby and thereby so that the

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actual rate of interest on account of such  indebtedness  is uniform  throughout the term hereof and thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Borrower, any endorser or Guarantor and Key Bank.

     (k) GOVERNING LAW; SUBMISSION TO JURISDICTION. This Note shall be governed by and construed under the laws of the State of New York. Borrower and each endorser or Guarantor hereby submits to personal jurisdiction in said state for the enforcement of borrower's obligations hereunder or under any other Loan Document and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of litigation to enforce such obligations of Borrower.

     (l) WAIVER OF JURY TRLAL. Key Bank and the Borrower hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note, any other Loan Document or the Loan, or any instrument or document delivered in connection with the Loan, or the validity, protection, interpretation collection or enforcement thereof, or any other claim or dispute howsoever arising between the Borrower and Key Bank.

     (m) AUTHORITY OF KEY BANK. Borrower authorizes Key Bank to date this Note as of the day when the Loan is made and to complete or correct this Note as to any terms of the Loan not set forth herein at the time of delivery hereof.

     (n) NOTICES. Any notices required or permitted to be given hereunder shall be: (i) personally delivered or (ii) given by registered or certified mail, postage prepaid, return receipt requested, or (iii) forwarded by overnight courier service, in each instance addressed to the addresses set forth at the head of this Note, or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder. All notices shall be in writing and shall be deemed given, in the case of notice by personal delivery, upon actual delivery, and in the case of appropriate mail or courier service, upon deposit with the U.S. Postal Service or delivery to the courier service.

     (o) LIABILITY IF MORE THAN ONE BORROWER. If more than one person or entity executes this Note as a Borrower, all of said persons or entities are jointly and severally liable hereunder.

     (p) ENTIRE AGREEMENT. This Note and the other Loan Documents constitute the entire understanding between Borrower, the Guarantor and Key Bank and to the extent that any writings not signed by Key Bank or oral statements or conversations at any time made or had shall be inconsistent with the provisions of this Note and the other Loan Documents, the same shall be null and void.






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



              IN WITNESS WHEREOF, Borrower has executed this instrument the date first above written.

                                     ERIE HOTEL LLC

                                     BY:  ESSEX HOTELS II LLC
                                          its Managing Member

                                     BY:  ESSEX HOSPITALITY ASSOCIATES IV L.P.,
                                          its Managing Member

                                     BY:  Essex Partners Inc.,
                                          its General Partner

                                     BY:  /s/ Barbara J. Purvis
                                          -------------------------------------
                                              Barbara J. Purvis
                                              Senior Vice President


STATE OF NEW YORK     )
COUTNTY OF MONROE     ) ss.:

     On this 31st day of December, 1997, before me personally came Barbara J. Purvis, to me personally known, who, being by me duly sworn, did depose and say that she is a Senior Vice President of Essex Partners Inc., a New York corporation and the general partner of Essex Hospitality Associates IV L.P., a New York limited partnership and the managing member of Essex Hotels H LLC, a New York limited liability company and the managing member of Erie Hotel LLC, the limited liability company described in and on whose behalf she executed the within Instrument; and she duly acknowledged to me that she signed her name thereto as the act and deed of said limited liability company.

                                         /s/ Mark R. Foerster
                                         -------------------------------------
                                             Notary Public

MARK R. FOERSTER
Notary Public in the State of New York
MONROE COUNTY
Commission Expires May 31, 1999

                                   EXHIBIT "A"

                                 ELECTION NOTICE

                    ADVANCE AND INTEREST RATE ELECTION PERIOD


    FROM:      ERIE HOTEL LLC (Borrower)

    TO:        KEYBANK NATIONAL ASSOCIATION (Lender)

    DATE:      _____________


         ADVANCE AMOUNT:      $ _______________

         INTEREST RATE ELECTION PERIOD:              ____  30 day LIBOR Rate

                                                     ____  60 day LIBOR Rate

                                                     ____  90 day LIBOR Rate


                                             "BORROWER"


                                              By:________________________
                                                   Authorized Individual

                                   EXHIBIT "B"

                       SCHEDULE OF AUTHORIZED INDIVIDUALS


                                      NAME


Barbara J. Purvis, Senior Vice-President

Lorrie LoFaso, Vice-President

Trish Albanese, Controller